Exhibit 99.1

For Immediate Release

Contact: Gene Cassis, Vice President of Investor Relations, 508-482-2349

Waters Reports Fourth Quarter 2013 Financial Results

Milford, Massachusetts, January 28, 2014—Waters Corporation (NYSE/WAT) reported fourth quarter 2013 sales of $565 million, an increase of 8% in comparison to sales of $522 million in the fourth quarter of 2012. In the quarter, sales grew 10% before the effects of foreign currency translation. On a GAAP basis, earnings per diluted share (E.P.S.) for the fourth quarter were $1.65 compared to $2.00 for the fourth quarter of 2012. On a non-GAAP basis, including the adjustments in the attached reconciliation, E.P.S. grew 7% to $1.70 from $1.59 in the fourth quarter of 2012.

For the full year, sales for the Company were $1.90 billion, an increase of 3% in comparison to sales of $1.84 billion in 2012, with foreign currency translation reducing sales growth by about 2%. E.P.S. for 2013 were $5.20 compared to $5.19 in 2012. On a non-GAAP basis, including adjustments in the attached reconciliation, E.P.S. grew 2% to $5.04 from $4.93 in 2012.

Commenting on the Company’s 2013 performance, Douglas Berthiaume, Chairman, President and Chief Executive Officer said, “A strong fourth quarter sales result brought our full-year 2013 constant currency sales growth to 5%. Through the year, the growth in our operating income was materially and adversely affected by foreign currency translation, principally the weaker Japanese yen. The strength in the fourth quarter of 2013 was broad based in terms of our key product lines and business segments and was highlighted by improved pharmaceutical demand accompanied by continued strength in global academic and industrial chemical end markets.”

As communicated in a prior press release, Waters Corporation will webcast its fourth quarter 2013 financial results conference call this morning, January 28, 2014 at 8:30 a.m. eastern time. To listen to the call, connect to www.waters.com, choose “Investor Relations” and click on the “Live Webcast”. A replay will be available through February 4, 2014 at midnight eastern time, similarly by webcast and also by phone at 402-220-9707.

CAUTIONARY STATEMENT

This release may contain “forward-looking” statements regarding future results and events. For this purpose, any statements that are not statements of historical fact may be deemed forward-looking statements. Without limiting the foregoing, the words, “feels”,

“believes”, “anticipates”, “plans”, “expects”, “intends”, “suggests”, “appears”, “estimates”, “projects”, and similar expressions, whether in the negative or affirmative, are intended to identify forward-looking statements. The Company’s actual future results may differ significantly from the results discussed in the forward-looking statements within this release for a variety of reasons, including and without limitation, a revision in organizational/leadership transition plans; the impact on demand among the Company’s various market sectors from economic, sovereign and political uncertainties; fluctuations in expenditures by the Company’s customers, in particular large pharmaceutical companies; introduction of competing products by other companies and loss of market share; pressures on prices from competitors and/or customers; regulatory, economic and competitive obstacles to new product introductions; other changes in demand from the effect of mergers and acquisitions by the Company’s customers; increased regulatory burdens as the Company’s business evolves, especially with respect to the U.S. Food and Drug Administration and U.S. Environmental Protection Agency, among others; shifts in taxable income in jurisdictions with different effective tax rates; the outcome of tax examinations or changes in respective country legislation affecting the Company’s effective tax rate; the ability to access capital, maintain liquidity and service our debt in volatile market conditions, particularly in the U.S., as a large portion of the Company’s cash is held and operating cash flows are generated outside the U.S.; environmental and logistical obstacles affecting the distribution of products; risks associated with lawsuits and other legal actions, particularly involving claims for infringement of patents and other intellectual property rights; and foreign exchange rate fluctuations potentially affecting translation of the Company’s future non-U.S. operating results. Such factors and others are discussed more fully in the sections entitled “Forward-Looking Statements” and “Risk Factors” of the Company’s annual report on Form 10-K for the year ended December 31, 2012 and Form 10-Q for the period ended September 28, 2013 as filed with the Securities and Exchange Commission, which “Forward-Looking Statements” and “Risk Factors” discussions are incorporated by reference in this release. The forward-looking statements included in this release represent the Company’s estimates or views as of the date of this release report and should not be relied upon as representing the Company’s estimates or views as of any date subsequent to the date of this release.

Waters Corporation and Subsidiaries

Condensed Consolidated Balance Sheets

(In thousands and unaudited)

	December 31, 2013	December 31, 2012
Cash, cash equivalents and investments	1,803,670	1,539,025
Accounts receivable	430,985	404,556
Inventories	242,800	229,565
Other current assets	82,053	84,580
Total current assets	2,559,508	2,257,726
Property, plant and equipment, net	324,932	273,279
Other assets	690,789	637,145
Total assets	3,575,229	3,168,150
Notes payable and debt	133,346	132,781
Accounts payable and accrued expenses	348,626	371,461
Total current liabilities	481,972	504,242
Long-term debt	1,190,000	1,045,000
Other long-term liabilities	140,084	151,551
Total liabilities	1,812,056	1,700,793
Total equity	1,763,173	1,467,357
Total liabilities and equity	3,575,229	3,168,150

Waters Corporation and Subsidiaries

Consolidated Statements of Operations

(In thousands, except per share data)

(Unaudited)

	(Unaudited)		(Unaudited)
	Three Months Ended		Twelve Months Ended
	December 31, 2013	December 31, 2012	December 31, 2013	December 31, 2012
Net sales	$565,448	$521,766	$1,904,218	$1,843,641
Cost of sales	228,991	208,363	783,456	737,614
Gross profit	336,457	313,403	1,120,762	1,106,027
Selling and administrative expenses	130,680	122,147	492,965	477,270
Research and development expenses	26,975	24,958	100,536	96,004
Purchased intangibles amortization	2,625	2,459	9,918	13,829
Litigation provisions	—	4,434	—	7,434
Operating income	176,177	159,405	517,343	511,490
Other expense	—	—	(1,575)	—
Interest expense, net	(6,852)	(6,373)	(25,663)	(23,865)
Income from operations before income taxes	169,325	153,032	490,105	487,625
Provision for income tax expense (benefit)	27,743	(22,912)	40,102	26,182
Net income	$141,582	$175,944	$450,003	$461,443
Net income per basic common share	$1.67	$2.03	$5.27	$5.25
Weighted-average number of basic common shares	85,006	86,712	85,426	87,841
Net income per diluted common share	$1.65	$2.00	$5.20	$5.19
Weighted-average number of diluted common shares and equivalents	86,017	87,851	86,546	88,979

Waters Corporation and Subsidiaries

Quarterly Reconciliation of GAAP to Adjusted Non-GAAP Financials

(in thousands, except per share data)

The 2013 and 2012 adjusted amounts presented below are used by the management of the Company to measure operating performance with prior periods and forecasts and are not in accordance with generally accepted accounting principles (GAAP). The Company believes that the use of Non-GAAP measures, such as Non-GAAP Earnings Per Share (EPS) and Non-GAAP Operating Income, help management and investors gain a better understanding of our core operating results and future trends, and is consistent with how management measures performance for purposes of executive compensation and forecasts the Company’s performance. The reconciliation identifies items management has excluded as non-operational transactions. Management has excluded the following items:

*	Purchased Intangibles Amortization was excluded to allow for comparisons of operating results that are consistent over periods of time.

*	Restructuring Costs, Asset Impairments, Acquisition-Related Costs and Other One-Time Costs were excluded as the Company believes that costs to consolidate operations, reduce overhead and complete acquisitions are infrequent or unusual and are not indicative of normal operating costs.

*	Litigation Provisions and Non-Income Tax Audit Settlement Provisions were excluded as these costs are isolated, unpredictable and not expected to recur regularly.

*	Infrequent Income Tax Items were excluded as these costs and benefits are typically the result of audit examination settlements, updates in management’s assessment of ongoing examinations or other unusual tax items and are not indicative of the Company’s normal or future income tax expense.

	(Unaudited)
	Three Months Ended		Twelve Months Ended
	December 31, 2013	December 31, 2012	December 31, 2013	December 31, 2012
GAAP Gross Profit	$336,457	$313,403	$1,120,762	$1,106,027
Asset Impairments	—	—	—	1,903

Adjusted Non-GAAP Gross Profit	$336,457	$313,403	$1,120,762	$1,107,930

GAAP Selling and Administrative Expenses (including Purchased Intangibles
Amortization & Litigation Provisions)	$(133,305)	$(129,040)	$(502,883)	$(498,533)
Purchased Intangibles Amortization	2,625	2,592	9,964	14,420
Restructuring Costs, Asset Impairments, Acquisitions & Other One-Time Costs	2,713	1,582	9,499	5,843
Litigation Provisions	—	4,434	—	7,434
Non-Income Tax Audit Settlement Provisions	—	—	—	484

Adjusted Non-GAAP Selling & Administrative Expenses	$(127,967)	$(120,432)	$(483,420)	$(470,352)

GAAP Operating Income	$176,177	$159,405	$517,343	$511,490
Purchased Intangibles Amortization	2,625	2,592	9,964	14,420
Restructuring Costs, Asset Impairments, Acquisitions & Other One-Time Costs	2,713	1,582	9,499	7,746
Litigation Provisions	—	4,434	—	7,434
Non-Income Tax Audit Settlement Provisions	—	—	—	484

Adjusted Non-GAAP Operating Income	$181,515	$168,013	$536,806	$541,574

GAAP Provision for Income Tax (Expense) Benefit	$(27,743)	$22,912	$(40,102)	$(26,182)
Purchased Intangibles Amortization	(738)	(630)	(2,849)	(4,601)
Restructuring Costs, Asset Impairments, Acquisitions & Other One-Time Costs	(893)	(567)	(3,186)	(2,864)
Litigation Provisions	—	(1,663)	—	(2,788)
Non-Income Tax Audit Settlement Provisions	—	—	—	(182)
Infrequent Income Tax Items	915	(42,285)	(27,467)	(42,285)

Adjusted Non-GAAP Provision for Income Tax Expense	$(28,459)	$(22,233)	$(73,604)	$(78,902)

GAAP Net Income	$141,582	$175,944	$450,003	$461,443
Purchased Intangibles Amortization	1,887	1,962	7,115	9,819
Restructuring Costs, Asset Impairments, Acquisitions & Other One-Time Costs	1,820	1,015	6,313	4,882
Litigation Provisions	—	2,771	—	4,646
Non-Income Tax Audit Settlement Provisions	—	—	—	302
Infrequent Income Tax Items	915	(42,285)	(27,467)	(42,285)

Adjusted Non-GAAP Net Income	$146,204	$139,407	$435,964	$438,807

GAAP EPS	$1.65	$2.00	$5.20	$5.19
Purchased Intangibles Amortization	0.02	0.02	0.08	0.11
Restructuring Costs, Asset Impairments, Acquisitions & Other One-Time Costs	0.02	0.01	0.07	0.05
Litigation Provisions	—	0.03	—	0.05
Non-Income Tax Audit Settlement Provisions	—	—	—	0.00
Infrequent Income Tax Items	0.01	(0.48)	(0.32)	(0.48)

Adjusted Non-GAAP EPS	$1.70	$1.59	$5.04	$4.93